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[LOGO] McGladrey & Pullen
Certified Public Accountants



                                                                    EXHIBIT 16.1



October 22, 2004


Office of the Chief Accountant
Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Jacksonville Bancorp, Inc.'s statements, which we understand will be filed with the Commission, under Item 4.01 of its Form 8-K for October 19, 2004, and we agree with such statements concerning our firm.


/s/  McGladrey & Pullen, LLP


McGladrey & Pullen, LLP
Champaign, Illinois







McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.